ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20090459997-54
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/03/2009 10:40 AM
	Entity Number C20341-1999

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
BALSAM VENTURES, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
One Hundred Million (100,000,000) Shares of Common Stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
Five Million (5,000,000) Shares of Common Stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
One (1) Share of Common Stock will be issued after the change for every Twenty (20) Shares of common stock outstanding prior to the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional shares are to be rounded up to the nearest whole number.

7. Effective date of filing: (optional) June 29, 2009

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X ____________________
Signature of Officer

President, Secretary and Treasurer
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.